SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

Alamo Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52687 (Commission File Number)	98-0489669 (IRS Employer Identification No.)

10497 Town and Country Way, Suite 310, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(832) 436-1832
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Participation Agreement with Allied Energy, Inc.

On May 18, 2010, Alamo Energy Corp. (the “Registrant”) entered into a Participation Agreement (the “Agreement”) with Allied Energy, Inc. (“Allied”), pursuant to which the Registrant acquired an undivided fifty percent (50%) working interest in the Florence Valentine Lease (the “Lease”) and a working interest and net revenue interest in the Valentine #1 re-entry well (“Well”). The Well is located on approximately 115 acres in Ritchie County, West Virginia within the Burning Springs Anticline. Allied is the operator of the project with full control of all operations. The Registrant paid the total drilling and completion costs of $153,500 to earn in the Well and Lease a before payout working interest of seventy percent (70%) and net revenue interest of 59.08 (70% x 84.4%) and an after payout working interest of fifty percent (50%) and net revenue interest of 42.2% (50% x 84.4%).  This brief description of the Participation Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Participation Agreement as attached in Exhibit 10.1 to this report.

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 18, 2010, Alamo Energy Corp. (the “Registrant”) dismissed Kelly and Company (“Kelly”) as the Registrant’s principal accountant effective on such date. Kelly was the independent registered public accounting firm for the Registrant’s from March 17, 2010, the date of appointment, until May 18, 2010, the date of dismissal. The Registrant engaged Q Accountancy Corporation (“QAC”) as its new principal accountant effective as of May 18, 2010. The decision to change accountants was recommended and approved by the Registrant’s Board of Directors.

From March 17, 2010, the date of appointment, until May 18, 2010, the date of dismissal, Kelly did not issue any reports on the Registrant’s financial statements and therefore there were no adverse opinions or a disclaimer of opinion, and there were no reports which were qualified or modified as to uncertainty, audit scope, or accounting principles.

From March 17, 2010, the date of appointment, until May 18, 2010, the date of dismissal, there were no disagreements with Kelly on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Kelly, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

The Registrant engaged QAC as the Registrant’s new independent accountant as of May 18, 2010.  During fiscal years 2009 and 2008, and the subsequent interim period through May 18, 2010, the Registrant nor anyone on the Registrant’s behalf engaged QAC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

The Registrant has made the contents of this Form 8-K available to Kelly and requested it to furnish a letter to the Securities and Exchange Commission as to whether Kelly agrees or disagrees with, or wishes to clarify the Registrant’s expression of its views. A copy of such letter is attached hereto as Exhibit 16.1.

Item 7.01 Regulation FD Disclosure.

On May 21, 2010, the Registrant intends to issue a press release to announce that the Registrant entered into the Agreement with Allied. A copy of the release is attached as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date of this report, regardless of any general incorporation language in the filing, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1 16.1 99.1	Participation Agreement with Allied Energy, Inc. Letter from Kelly and Company Press Release dated May 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Alamo Energy Corp.

Date: May 20, 2010	By:	/s/ Philip Mann
Philip Mann Chief Financial Officer